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                            BAUM & COMPANY, P.A.
                       Certified Public Accountants
                    1515 University Drive - Suite 209
                      Coral Springs, Florida 33071
                           (954) 752-1712

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated
April 17, 1996 relating to the financial statements of Prudential of Florida, Inc. which appear in the Current Report on Form 8-K dated July 16, 1996 of U.S. Office Products Company.

April 1, 1997


                                              /s/Baum & Company, P.A.
                                              -----------------------
                                              Baum & Company, P.A.